Exhibit 99.1

Cenntro Electric Group Limited Announces Approval of the Scheme of Arrangement by the Supreme Court of New South Wales

FREEHOLD, N.J. – February 16, 2024 – Cenntro Electric Group Limited (NASDAQ: CENN) (“Cenntro” or “the Company”), a leading electric vehicle technology company with advanced, market-validated electric commercial vehicles, refers to the proposed scheme of arrangement in relation to which Cenntro will re-domicile from Australia to the United States ("U.S.", the “Scheme”), and under which Cenntro will become a subsidiary of Cenntro Inc., a corporation incorporated in accordance with the laws of the state of Nevada for the purpose of effecting the Scheme.

Cenntro is pleased to announce that the Supreme Court of New South Wales, Australia (the "Court") made orders approving the proposed Scheme on Friday, February 16, 2024 (Australian Eastern Daylight Time, "AEDT").

Cenntro further confirms that it has today lodged an office copy of the orders made by the Court approving the Scheme with the Australian Securities and Investments Commission ("ASIC") pursuant to sub-section 411(10) of the Corporations Act 2001 (Cth), as a result of which the Scheme is now legally effective.

An office copy of the Court orders lodged with ASIC is attached at Annexure A to this press release.

Eligible Cenntro shareholders who hold Cenntro ordinary shares of the Company as at 7:00pm (AEDT) on Thursday, February 22, 2024 (the "Record Date") will receive one share of common stock in Cenntro Inc. in exchange for every one ordinary share of the Company which such eligible Cenntro shareholder held as of the Record Date.

Next steps

An indicative timetable of the key milestones remaining under the Scheme is set out below:

Expected date*	Event
Thursday, February 22, 2024 at 7:00pm	Record Date – being the time and date for determining entitlements to Scheme consideration
Tuesday, February 27, 2024	Implementation date – being the date on which the Scheme will be implemented and Cenntro shareholders will receive the Scheme consideration which they are entitled to
Thursday, February 29, 2024	Commencement of dispatch to Eligible Cenntro shareholders of statements confirming the issue of common stock in Cenntro Inc.

*All dates and times listed in the table above are in AEDT and are indicative only and subject to change. Cenntro, in consultation with Cenntro Inc., may vary any or all of these dates and times and will provide reasonable notice of any such variation. Any changes will be announced by Cenntro to Nasdaq and published on Cenntro’s website at www.cenntroauto.com.

About Cenntro Electric Group Ltd.

Cenntro Electric Group Ltd. (NASDAQ: CENN) is a leading maker and provider of electric commercial vehicles (“ECVs”). Cenntro's purpose-built ECVs are designed to serve a variety of commercial applications inclusive of its line of class 1 to class 4 trucks. Cenntro is building a globalized supply-chain, as well as the manufacturing, distribution, and service capabilities for its innovative and reliable products. Cenntro continues to evolve its products capabilities through advanced battery, powertrain, and smart driving technologies. For more information, please visit Cenntro's website at: http://www.cenntroauto.com/.

Forward-Looking Statements

This communication contains "forward-looking statements" within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that are not historical facts. Such statements may be, but need not be, identified by words such as "may,'' "believe,'' "anticipate,'' "could,'' "should,'' "intend,'' "plan,'' "will,'' "aim(s),'' "can,'' "would,'' "expect(s),'' "estimate(s),''"project(s),'' "forecast(s)'', "positioned,'' "approximately,'' "potential,'' "goal,'' "strategy,'' "outlook'' and similar expressions. Examples of forward-looking statements include, among other things, statements regarding assembly and distribution capabilities, decentralized production, and fully digitalized autonomous driving solutions. All such forward-looking statements are based on management's current beliefs, expectations and assumptions, and are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed or implied in this communication. For additional risks and uncertainties that could impact Cenntro’s forward-looking statements, please see disclosures contained in Cenntro's public filings with the SEC, including the "Risk Factors" in Cenntro's Annual Report on Form 10K/A filed with the Securities and Exchange Commission on July 6, 2023 and which may be viewed at www.sec.gov.

Contacts:
Investor Relations Contact:
Chris Tyson
MZ North America
CENN@mzgroup.us
949-491-8235

Company Contact:
PR@cenntroauto.com
IR@cenntroauto.com

Annexure A – Court Orders Approving the Scheme

Form 43 UCPR 36.11	D0001WH83P

Issued: 16 February 2024 11:52 AM

JUDGMENT/ORDER

COURT DETAILS
Court	Supreme Court of NSW

Division	Equity

List	Corporations List

Registry	Supreme Court Sydney

Case number	2023/00292940

TITLE OF PROCEEDINGS
First Plaintiff	CENNTRO ELECTRIC GROUP LTD ACN 619054938

First

DATE OF JUDGMENT/ORDER
Date made or given	16 February 2024

Date entered	16 February 2024

TERMS OF JUDGMENT/ORDER
Filed in Court for Plaintiff: Anthony George Sommer dated 16 February 2024 VERDICT,

ORDER OR DIRECTION:

Hearing of Originating Process filed 14 September 2023. Second Court hearing.

- Black J grants leave to file in Court affidavit of Anthony George Sommer dated 16 February 2024. Black J makes orders 1 – 4 and notes paragraph 1 of the notes.

THE COURT ORDERS THAT:

1.  Pursuant to s 411(4)(b) of the Corporations Act 2001 (Cth) (Act), the scheme of arrangement between the Plaintiff and its shareholders, the terms of which are set out in the document at Attachment C of the document comprising Exhibit P1 in the proceeding (Scheme), is approved.

2.  The Plaintiff lodge with the Australian Securities and Investments Commission a copy of the approved Scheme at the time of lodging a copy of these Orders.

3.  Pursuant to s 411(12) of the Act, the Plaintiff is exempted from compliance with s 411(11) of the Act in relation to the Scheme.

4. These orders be entered forthwith.

THE COURT NOTES THAT:

1. The HoldCo Shares to be issued by Cenntro, Inc. (HoldCo) pursuant to the Scheme will not be registered under the Securities Act of 1933 (US) (US Securities Act) or the securities laws of any other state jurisdiction in the United States. In connection with the implementation of the Scheme and the issue of the HoldCo Shares, the Plaintiff and HoldCo intend to rely on the Court's approval of the Scheme for the purpose of qualifying for an exemption from the registration requirements of the US Securities Act, provided for by s 3(a)(10) of the US Securities Act.

SEAL AND SIGNATURE

Signature	Chris D'Aeth

Capacity	Principal Registrar

Date	16 February 2024

If this document was issued by means of the Electronic Case Management System (ECM), pursuant to Part 3 of the Uniform Civil Procedure Rules (UCPR), this document is taken to have been signed if the person’s name is printed where his or her signature would otherwise appear.

PERSON PROVIDING DOCUMENT FOR SEALING UNDER UCPR 36.12
Name	CENNTRO ELECTRIC GROUP LTD, Plaintiff 1

Legal representative	Beverley Newbold
Legal representative reference

Telephone	02 9921 4894

FURTHER DETAILS ABOUT Plaintiff(s)
First Plaintiff

Name	CENNTRO ELECTRIC GROUP LTD ACN 619054938

Address	c/- MinterEllison, Governor Macquarie Tower Level 40 1 Farrer Place

SYDNEY NSW 2000

Telephone
Fax

E-mail

Client reference

Legal representative
Name	Beverley Newbold

Practicing certificate number	33378

Address	Governor Macquarie Tower	Level 40
1 Farrer Place

SYDNEY NSW 2000

DX address

Telephone	02 9921 4894

Fax	02 9921 8070

Email	beverley.newbold@minterellison.com
Electronic service address	beverley.newbold@minterellison.com

FURTHER DETAILS ABOUT (s)